                                                                     EXHIBIT 4.8



                         [Form of Specimen Certificate
                      Representing Shares of Common Stock]

Number                                                                   Shares

Common                                                                   Common

Incorporated Under the                                      This Certificate is
     Laws of the                                           Transferrable in the
   State of Texas                                        City of New York, N.Y.


                                                               CUSIP 293567 10 3

                           [ENSERCH CORPORATION LOGO]

                                                                 See Reverse for
                                                             Certain Definitions

     This is to certify that ____________________ is the owner of ___________________ of fully paid and non-assessable shares of the par value of $4.45 per share of the Common Stock of ENSERCH Corporation transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

     This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated _______________

                                           _______________    _______________
                                           Treasurer          Chairman
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                    [Form of Reverse of Specimen Certificate
                      Representing Shares of Common Stock]

                              ENSERCH CORPORATION

     Reference is made to the Restated Articles of Incorporation of the Corporation and all amendments thereto, now of hereafter on file with the Secretary of State of Texas, for a statement of the designations, preferences, limitations and relative rights of the shares of each class of stock authorized to be issued by the Corporation, the authority of the Board of Directors to fix and determine the relative rights and preferences of series of stock, and the denial of pre-emptive rights of all shareholders to acquire unissued or treasury shares of any class of the Corporation; and reference is also made to the resolution or resolutions of the Board of Directors of the Corporation, now or hereafter on file with such Secretary of State, for a statement of the variations in the relative rights and preferences of the shares of each series of each preferred, voting preference or special class of stock which the Corporation is authorized to issue so far as the same has or shall have been fixed and determined.

     Copies of the applicable provisions of the Restated Articles of Incorporation may be obtained by any shareholder, without charge, upon written request to the Corporate Secretary of the Corporation, Dallas, Texas.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as through they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - __________ Custodian __________
                    (Cust)               (Minor)
                    under Uniform Gifts to Minors Act __________
                                                       (State)

Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto

 Please Insert Social Security or Other
    Identifying Number of Assignee
    ______________________________

_______________________________________________________________________________
                 (Please print or typewrite name and address,
                       including zip code, of Assignee)
_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_____________________

          _______________________________________________________
     NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

          ________________________________________________________
          Street or P.O. Box

          ________________________________________________________
          City                    State                  Zip Code

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between ENSERCH Corporation and Harris Trust Company of New York (the "Rights Agent") dated as of April 15, 1986 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associates thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.